AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1998.
                                                REGISTRATION NO. 333-
============================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                               ------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933

                               ------------------------


                   ALEXANDRIA REAL ESTATE EQUITIES, INC.
           (Exact Name of Registrant as Specified in Its Charter)


                 MARYLAND                                95-4502084
     (State or Other Jurisdiction of                   (IRS Employer
      Incorporation or Organization)                  Identification No.)


                   135 NORTH LOS ROBLES AVENUE, SUITE 250
                         PASADENA, CALIFORNIA 91101
       (Address, Including Zip Code, of Principal Executive Offices)


        AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN OF
                   ALEXANDRIA REAL ESTATE EQUITIES, INC.
                          (Full Title of the Plan)


                               JOEL S. MARCUS
                          CHIEF EXECUTIVE OFFICER
                   ALEXANDRIA REAL ESTATE EQUITIES, INC.
                   135 NORTH LOS ROBLES AVENUE, SUITE 250
                         PASADENA, CALIFORNIA 91101
                               (626) 578-0777
         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent For Service)

                          ------------------------

                                  COPY TO:

         MICHAEL A. WORONOFF, ESQ.             JAMES J. HANKS, JR., ESQ.
       SKADDEN, ARPS, SLATE, MEAGHER             BALLARD SPAHR ANDREWS
                & FLOM LLP                          & INGERSOLL, LLP
           300 SOUTH GRAND AVENUE               300 EAST LOMBARD STREET
                 SUITE 3400                            SUITE 1900
       LOS ANGELES, CALIFORNIA 90071            BALTIMORE, MARYLAND 21202
               (213) 687-5000                        (410) 528-5600

                          ------------------------


                                  CALCULATION OF REGISTRATION FEE

 Title of Securities                           Proposed Maximum     Proposed Maximum       Amount of
        to be                Amount to be       Offering Price     Aggregate Offering    Registration
      Registered            Registered (1)        Per Share               Price                Fee
 -------------------        --------------     ----------------    ------------------    ------------
Common Stock, par              7,000 (2)          $30.1875 (3)         $211,312.50            $62.34
  value $.01 per share

Common Stock, par            348,463 (4)          $28.9063 (5)         $10,072,776 (5)     $2,971.47 (6)
  value $.01 per share

TOTAL                        355,463                                                       $3,033.81

-----------------------
(1) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Amended and Restated 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc. (the "Plan").

(2) Represents the number of shares of Common Stock being registered hereby that may be purchased upon exercise of stock options outstanding under the Plan as of the date hereof.

(3) Represents the exercise price of the outstanding stock options that are being registered hereby.

(4) Represents the maximum number of unallocated shares of Common Stock being registered hereby that are reserved for issuance upon exercise of stock options that have not yet been granted under the Plan.

(5)  Estimated solely for purposes of calculating the registration fee.

(6) Calculated pursuant to Rules 457(c) and (h) based upon the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on July 24, 1998, which was $28.9063 per share.

                         -----------------


                         EXPLANATORY NOTE

            Pursuant to a registration statement on Form S-8 (File No. 333-34223) filed with the Securities and Exchange Commission on August 22, 1997, Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), registered a total of 900,000 shares of its common stock, par value $.01 per share (the "Common Stock"), for issuance upon the exercise of awards granted and to be granted under the Company's 1997 Stock Award and Incentive Plan (the "Plan").

            On May 15, 1998, the stockholders of the Company approved certain amendments to the Plan, pursuant to which the number of shares of Common Stock issuable upon the exercise of awards granted and to be granted thereunder was increased to that number of shares equal to 10% of the number of shares of Common Stock outstanding at any time, subject to a limitation of 3,000,000 shares. Currently, the number of shares of Common Stock issuable under the Plan, as amended, is 1,255,463. This Registration Statement registers the additional 355,463 shares of Common Stock reserved for issuance under the Plan, as amended, 7,000 of which may be issued upon exercise of stock options previously granted (but not yet vested) under the Plan and 348,463 of which have been reserved for issuance in connection with awards not yet granted under the Plan. The information required in the
Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act of 1933, as amended.

            PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8, THIS
REGISTRATION STATEMENT ON FORM S-8 INCORPORATES BY REFERENCE THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-8 FILED BY THE COMPANY ON AUGUST 22, 1997, AS REFERENCED ABOVE (REGISTRATION NO. 333-34223).


PART II     INFORMATION REQUIRED IN THE REGISTRATION
            STATEMENT

ITEM 8.     EXHIBITS.

   Exhibit No.    Description
   -----------    -----------

         5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the Common Stock being registered.

         23.1     Consent of Ernst & Young LLP.

         23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

         24.1 Power of Attorney (included on the signature page of this registration statement).




                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on this 28th day of July, 1998.


                                   ALEXANDRIA REAL ESTATE EQUITIES, INC.



                                   By: /s/ JOEL S. MARCUS
                                      -----------------------------------
                                      Joel S. Marcus, Chief Executive
                                      Officer






                             POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel S. Marcus and Peter J. Nelson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                         Title                       Date
    ---------                         -----                       ----

/s/ JERRY M. SUDARSKY        Chairman of the Board            July 28, 1998
-----------------------
Jerry M. Sudarsky


/s/ JOEL S. MARCUS           Chief Executive Officer and      July 28, 1998
-----------------------      Director
Joel S. Marcus


                             President and Director           July __, 1998
----------------------
Alan D. Gold


/s/ PETER J. NELSON          Chief Financial Officer,         July 28, 1998
----------------------       Senior Vice-President,
Peter J. Nelson              Treasurer and Secretary


/s/ JOSEPH ELMALEH           Director                         July 28, 1998
----------------------
Joseph Elmaleh


/s/ VIREN MEHTA              Director                         July 28, 1998
----------------------
Viren Mehta


/s/ DAVID PETRONE            Director                         July 28, 1998
----------------------
David Petrone


                             Director                         July __, 1998
----------------------
Anthony Solomon


/s/ RICHARD JENNINGS         Director                         July 28, 1998
----------------------
Richard Jennings





                               EXHIBIT INDEX


     Exhibit No.     Description
     -----------     -----------
         5.1         Opinion of Ballard Spahr Andrews & Ingersoll, LLP
                     regarding the validity of the Common Stock being registered.

         23.1        Consent of Ernst & Young LLP.

         23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

         24.1 Power of Attorney (included on the signature page of this registration statement).